UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report:    August 4, 2026
(Date of earliest event reported)

ALBANY INTERNATIONAL CORP.
(Exact name of registrant as specified in its charter)

Delaware	1-10026	14-0462060
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S Employer Identification No.)

325 Corporate Drive Portsmouth, New Hampshire	03801
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code       603-330-5800

None
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.001 par value per share	AIN	The New York Stock Exchange (NYSE)
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act 1933 (230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (240.12b-2 of this chapter).
☐    Emerging growth company
☐    If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act

Item 2.02.  Results of Operations and Financial Condition.
On August 4, 2026 Albany International issued a news release reporting second-quarter 2026 financial results. The Company will host a webcast to discuss earnings at 8:30 a.m. Eastern Time on Tuesday August 4, 2026. The news release is furnished as Exhibit 99.1 to this report.
Item 9.01. Financial Statements and Exhibits.
(d)    Exhibits. The following exhibit is being furnished herewith:
99.1    News release dated August 4, 2026 reporting second-quarter 2026 financial results.

Signature
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALBANY INTERNATIONAL CORP.

By:	/s/ Willard C. Station

Name:	Willard C. Station
Title:	Executive Vice President, Chief Financial Officer
(Principal Financial Officer)
Date: August 4, 2026

EXHIBIT INDEX

Exhibit No.	Description
99.1	News release dated August 4, 2026 reporting second-quarter 2026 financial results.
104	Inline XBRL cover page.

Exhibit 99.1

Albany International Reports Second-Quarter 2026 Results

•Q2 2026 net revenue of $329.5 million, up 6% compared to $311.4 million in Q2 2025.

•Q2 2026 net income attributable to the Company of $17.4 million, or diluted earnings per share (EPS) of $0.61, up 90% and 97% respectively, compared to net income of $9.2 million, or diluted EPS of $0.31, in the prior year.

•Adjusted EBITDA of $57.8 million in Q2 2026 and Adjusted EPS per diluted share of $0.82 up 11% and 45% respectively, compared to $51.9 million and $0.57 in Q2 2025.

•Paid $7.9 million in dividends and invested $11.9 million in capital in the second quarter, continuing the commitment of balanced capital allocation.

PORTSMOUTH, N.H.--(BUSINESS WIRE)--August 4, 2026 — Albany International Corp. (NYSE:AIN) today reported operating results for its second quarter of 2026, which ended June 30, 2026.

Gunnar Kleveland, Albany International’s President and Chief Executive Officer, said, “Our second-quarter performance delivered the strongest Adjusted EBITDA we have achieved in the past two years and grew 11.5% year-over-year, despite modestly lower-than-expected revenue due to several discrete factors. This result reflects the progress we have made to build a more nimble company and underscores the strength of our operating model, our focus on profitable growth, and the dedication of the Albany team."

Kleveland continued, “In Engineered Composites, we are seeing the benefits of a refined operating model centered on our innovative technologies, which enable lighter-weight, more durable solutions for customers across commercial aerospace, defense, and space applications. Our recent participation at the Farnborough International Airshow reinforced the value of our business, as leading OEMs and government stakeholders engaged with us to explore solutions enabled by our innovative material science. In Machine Clothing, we are applying that same focus on innovation to expand opportunities for our high-value, performance-driven products across a broader range of uses.”

Consolidated Results

The Company’s net revenues were $329.5 million in the second quarter of 2026, compared to $311.4 million in the prior year. The increase was primarily driven by higher volume in the Engineered Composites business, offset by some end-market softness in Machine Clothing along with downtime related to an equipment failure in the Machine Clothing business.

Gross profit of $107.9 million in the second quarter of 2026 was 10.7% higher than $97.5 million reported for the same period of 2025, as a result of cost controls in Machine Clothing and a favorable mix of aerospace and defense programs in the Engineered Composites business.

Selling, general, and administrative expenses were $56.1 million in the second quarter of 2026, compared to $58.5 million in the same period of 2025, driven primarily by cost containment initiatives.

Operating income was $32.1 million, compared to $22.3 million in the prior year, an increase of 44.3%, primarily driven by stronger gross profit and cost containment initiatives.

The effective tax rate for the quarter was 32.0% compared to a 31.3% effective tax rate in the second quarter of 2025.

The net income attributable to the Company was $17.4 million, or $0.61 per share on a basic and diluted basis, compared to $9.2 million, or $0.31 per share in the second quarter of 2025.

Adjusted diluted earnings per share (or Adjusted EPS, a non-GAAP measure) was $0.82 per share, compared to $0.57 per share for the same period of last year.

Adjusted EBITDA (a non-GAAP measure) was $57.8 million, compared to $51.9 million in the second quarter of 2025, an increase of 11.5%, due to stronger revenue and operating profit. Adjusted EBITDA margin was 17.6% and 16.7% in the prior year, up 90 basis points as a result of stronger contribution from Engineered Composites.

Will Station, Albany International’s Chief Financial Officer, said, “We are pleased with our second-quarter performance, as disciplined execution and a more focused operating model drove meaningful year-over-year improvement in profitability. As we look to the balance of the year, we remain well positioned to maintain our growth trajectory. In Engineered Composites, we expect continued strength as multiple programs scale and we benefit from our focus on quality of earnings, while in Machine Clothing, we remain focused on execution and margin stability as we manage a fluid demand environment across the geographies we serve.”

Machine Clothing

Machine Clothing's net revenues decreased 2.4% after adjusting for currency translation, primarily driven by cyclical declines in the Americas and machine downtime in that region.

Machine Clothing’s adjusted EBITDA margin was 28.0%, compared to 28.9% in the second quarter of 2025. The margin decline is primarily impacted by foreign currency impacts related to a weaker U.S. dollar. On a constant currency basis, margins were up slightly at 29.0% despite lower volumes, driven by synergies and efficiency gains across the network.

Engineered Composites

Engineered Composites net revenues increased 14.2% after adjusting for currency translation, driven by strength across commercial and defense programs, most notably on the commercial side within the LEAP program, and on the defense side under the CH-53K and missile programs.

Adjusted EBITDA margin was 13.3%, compared to 8.5% in the second quarter of 2025. The increase in margin was driven by the continued focus on quality of earnings and the scaling of more profitable programs.

Capital Allocation Balance Sheet

Capital expenditures were $11.9 million, compared to $14.9 million in the second quarter of 2025, and were driven primarily by facility optimizations. Research and development expenses totaled $11.7 million, compared to $12.6 million in the second quarter of 2025, consistent with the Company’s commitment to advancing proprietary technologies and supporting long-term growth in both Machine Clothing and Engineered Composites.

Albany ended the quarter with cash and cash equivalents of $77.3 million and total debt of $450.7 million, resulting in a net debt position of $373.3 million. The Company maintains significant financial flexibility and liquidity to support ongoing investment initiatives while continuing to return capital to shareholders.

Outlook for the Third Quarter of 2026

•Consolidated net revenue between $320 million and $330 million
•Machine Clothing net revenue between $165 million and $170 million
•Engineered Composite net revenue between $155 million and $160 million
•Adjusted EPS between $0.60 and $0.70
•Third-quarter effective tax rate of 31.5%

Second-Quarter 2026 Results Conference Call/Webcast

The Company will host a webcast to discuss results at 9:00 a.m. Eastern Time on Tuesday, August 4, 2026. Interested parties are encouraged to listen to the live webcast via the Company’s Investor Relations website at investors.albint.com or by registering via the link here. The event can also be accessed by dialing +1 (833) 461-5787 and using the Meeting ID: 487 159 842.

An archive of the webcast will be available for replay on the website at approximately noon Eastern Time on Tuesday, August 4, 2026.

ALBANY INTERNATIONAL CORP.
CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Net revenues	$329,482	$311,399	$640,815	$600,173
Cost of goods sold	221,581	213,892	433,120	406,180

Gross profit	107,901	97,507	207,695	193,993
Selling, general, and administrative expenses	56,068	58,502	114,367	112,314
Technical and research expenses	11,722	12,552	24,679	24,448
Restructuring expenses, net	7,973	4,183	11,138	6,698

Operating income	32,138	22,270	57,511	50,533
Interest expense, net	6,068	5,150	11,535	8,805
Other expense/(income), net	39	3,534	(3,154)	4,517

Income before income taxes	26,031	13,586	49,130	37,211
Income tax expense	8,327	4,254	15,977	10,530

Net income	17,704	9,332	33,153	26,681
Net income attributable to the noncontrolling interest	290	149	458	143
Net income attributable to the Company	$17,414	$9,183	$32,695	$26,538

Earnings per share attributable to Company shareholders - Basic	$0.61	$0.31	$1.15	$0.87

Earnings per share attributable to Company shareholders - Diluted	$0.61	$0.31	$1.14	$0.87

Shares of the Company used in computing earnings per share:
Basic	28,361	29,928	28,341	30,373

Diluted	28,588	30,090	28,568	30,535

Dividends declared per Class A share	$0.28	$0.27	$0.56	$0.54

ALBANY INTERNATIONAL CORP.
CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share data)

	June 30, 2026	December 31, 2025
Assets
Cash and cash equivalents	$77,349	$112,350
Accounts receivable, net	252,133	235,084
Contract assets, net	77,287	87,102
Inventories	146,158	121,589
Income taxes prepaid and receivable	41,191	43,937
Prepaid expenses and other current assets	40,402	34,990
Assets held for sale	306,722	293,783
Total current assets	$941,242	$928,835

Property, plant and equipment, net	467,424	482,568
Intangibles, net	19,667	21,428
Goodwill	160,552	162,507
Deferred income taxes	66,319	68,499
Other assets	56,161	54,872
Total assets	$1,711,365	$1,718,709

Liabilities and Shareholders' Equity
Accounts payable	$75,075	$64,499
Accrued liabilities	133,829	139,385
Income taxes payable	24,524	35,090
Liabilities held for sale	187,108	203,323
Total current liabilities	420,536	442,297

Long-term debt	450,669	455,663
Other noncurrent liabilities	85,983	86,850
Deferred income taxes	2,088	1,797
Total liabilities	959,276	986,607

Commitments and Contingencies

Shareholders' Equity:
Class A Common Stock, par value $0.001 per share; authorized 100,000,000 shares; 41,056,929 issued in 2026 and 40,989,106 in 2025	41	41
Additional paid in capital	464,148	460,472
Retained earnings	993,170	976,373
Accumulated items of other comprehensive income:
Translation adjustments	(121,743)	(119,008)
Pension and postretirement liability adjustments	(23,065)	(23,911)
Derivative valuation adjustment	131	(619)
Treasury stock (Class A), at cost; 12,685,782 shares in 2026 and 12,685,782 in 2025	(566,993)	(567,139)
Total shareholders' equity	745,689	726,209
Noncontrolling interest	6,400	5,893
Total equity	752,089	732,102
Total liabilities and shareholders' equity	$1,711,365	$1,718,709

ALBANY INTERNATIONAL CORP.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Six Months Ended June 30,
	2026	2025
Cash flows from operating activities:
Net income	$33,153	$26,681
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	32,853	40,085
Amortization	1,294	2,957
Change in deferred taxes	2,179	(2,761)
Loss/(gain) on disposal of property, plant and equipment	324	(66)
Non-cash interest expense	515	513
Compensation and benefits paid or payable in Class A Common Stock	5,009	3,654
Provision/(recovery) for credit losses from uncollected receivables and contract assets	(101)	1,021
Foreign currency remeasurement loss/(gain) on intercompany loans	(3,788)	7,171

Changes in operating assets and liabilities that provided/(used) cash:
Accounts receivable	(12,899)	(4,490)
Contract assets	(8,778)	(15,329)
Inventories	(22,912)	(8,179)
Prepaid expenses and other current assets	(5,195)	(2,565)
Income taxes prepaid and receivable	2,769	743
Accounts payable	14,488	26,878
Accrued liabilities	(23,259)	(23,314)
Income taxes payable	(11,034)	(17,191)
Noncurrent receivables	—	(201)
Other noncurrent liabilities	288	(2,927)
Other, net	(1,914)	3,719
Net cash provided by operating activities	2,992	34,833

Cash flows from investing activities:
Purchases of property, plant and equipment	(21,170)	(29,526)
Purchased software	(12)	(1,005)
Proceeds received from sale of assets	—	3,243
Proceeds from sale of investment	1,660	—
Net cash used in investing activities	(19,522)	(27,288)

Cash flows from financing activities:
Proceeds from borrowings	83,000	171,995
Repayment of borrowings	(85,000)	(58,046)
Purchase of Treasury shares	—	(120,448)
Taxes paid in lieu of share issuance	(1,333)	(1,316)
Dividends paid	(15,867)	(16,693)
Net cash used in financing activities	(19,200)	(24,508)

Effect of exchange rate changes on cash and cash equivalents	729	8,369

Decrease in cash and cash equivalents	(35,001)	(8,594)
Cash and cash equivalents at beginning of period	112,350	115,283
Cash and cash equivalents at end of period	$77,349	$106,689

Supplemental disclosure of cash flow information:
Cash paid for interest, net	$12,451	$10,710
Cash paid for income taxes	$23,056	$26,278

The following table presents the reconciliation of Net revenues to net revenues excluding the effect of changes in currency translation rates, a non-GAAP measure:

(in thousands, except percentages)	Net revenues as reported, Q2 2026	(Decrease)/ increase due to changes in currency translation rates	Q2 2026 revenues on same basis as Q2 2025 currency translation rates	Net revenues as reported, Q2 2025	% Change compared to Q2 2025, excluding currency rate effects
Machine Clothing	$178,710	$2,137	$176,573	$180,926	(2.4)%
Albany Engineered Composites	150,772	1,824	148,948	130,473	14.2%
Consolidated total	$329,482	$3,961	$325,521	$311,399	4.5%

(in thousands, except percentages)	Net revenues as reported, YTD 2026	(Decrease)/ increase due to changes in currency translation rates	YTD 2026 revenues on same basis as 2025 currency translation rates	Net revenues as reported, YTD 2025	% Change compared to 2025, excluding currency rate effects
Machine Clothing	$344,662	$8,279	$336,383	$355,623	(5.4)%
Albany Engineered Composites	296,153	4,959	291,194	244,550	19.1%
Consolidated total	$640,815	$13,238	$627,577	$600,173	4.6%

The following table presents Gross profit and Gross profit margin:

(in thousands, except percentages)	Gross profit, Q2 2026	Gross profit margin, Q2 2026	Gross profit, Q2 2025	Gross profit margin, Q2 2025
Machine Clothing	$80,947	45.3%	$83,759	46.3%
Albany Engineered Composites	26,954	17.9%	13,748	10.5%
Consolidated total	$107,901	32.7%	$97,507	31.3%

Reconciliation of Net income/(loss) (GAAP) to Adjusted EBITDA (non-GAAP) for the current-year and comparable prior-year periods have been calculated as follows.

Three months ended June 30, 2026
(in thousands)	Machine Clothing	Albany Engineered Composites	Corporate expenses and other	Total Company
Net income/(loss) (GAAP)	$34,705	$11,429	$(28,430)	$17,704
Interest expense/(income), net	—	—	6,068	6,068
Income tax expense	—	—	8,327	8,327
Depreciation and amortization expense	8,422	8,561	35	17,018
EBITDA (non-GAAP)	43,127	19,990	(14,000)	49,117
Restructuring costs and other	6,389	—	1,584	7,973
Foreign currency revaluation (gains)/losses	503	175	(521)	157
Strategic review and other transition expenses	20	109	739	868
Pre-tax loss/(income) attributable to noncontrolling interest	—	(289)	—	(289)
Adjusted EBITDA (non-GAAP)	$50,039	$19,985	$(12,198)	$57,826
Adjusted EBITDA margin (Adjusted EBITDA divided by net revenues) (non-GAAP)	28.0%	13.3%	—	17.6%

Three months ended June 30, 2025
(in thousands)	Machine Clothing	Albany Engineered Composites	Corporate expenses and other	Total Company
Net income/(loss) (GAAP)	$37,702	$(2,674)	$(25,696)	$9,332
Interest expense/(income), net	—	—	5,150	5,150
Income tax expense	—	—	4,254	4,254
Depreciation and amortization expense	7,973	13,455	323	21,751
EBITDA (non-GAAP)	45,675	10,781	(15,969)	40,487
Restructuring costs and other	3,015	520	(918)	2,617
Foreign currency revaluation (gains)/losses	3,467	21	5,449	8,937
Strategic review and other transition expenses	—	28	—	28
Pre-tax (income) attributable to noncontrolling interest	41	(228)	—	(187)
Adjusted EBITDA (non-GAAP)	$52,198	$11,122	$(11,438)	$51,882
Adjusted EBITDA margin (Adjusted EBITDA divided by net revenues) (non-GAAP)	28.9%	8.5%	—	16.7%

Six months ended June 30, 2026
(in thousands)	Machine Clothing	Albany Engineered Composites	Corporate expenses and other	Total Company
Net income/(loss) (GAAP)	$66,657	$20,027	$(53,531)	$33,153
Interest expense/(income), net	—	—	11,535	11,535
Income tax expense	—	—	15,977	15,977
Depreciation and amortization expense	16,724	17,350	73	34,147
EBITDA (non-GAAP)	83,381	37,377	(25,946)	94,812
Restructuring costs and other	9,065	—	2,073	11,138
Foreign currency revaluation (gains)/losses	85	(41)	(2,631)	(2,587)
Strategic review and other transition expenses	541	109	2,493	3,143
Pre-tax (income) attributable to noncontrolling interest	—	(520)	—	(520)
Adjusted EBITDA (non-GAAP)	$93,072	$36,925	$(24,011)	$105,986
Adjusted EBITDA margin (Adjusted EBITDA divided by net revenues) (non-GAAP)	27.0%	12.5%	—	16.5%

Six months ended June 30, 2025
(in thousands)	Machine Clothing	Albany Engineered Composites	Corporate expenses and other	Total Company
Net income/(loss) (GAAP)	$76,133	$(1,058)	$(48,394)	$26,681
Interest expense/(income), net	—	—	8,805	8,805
Income tax expense	—	—	10,530	10,530
Depreciation and amortization expense	15,679	26,750	613	43,042
EBITDA (non-GAAP)	91,812	25,692	(28,446)	89,058
Restructuring costs and other	4,617	1,688	(918)	5,387
Foreign currency revaluation (gains)/losses	5,159	(144)	8,508	13,523
Strategic review and other transition expenses	182	(412)	40	(190)
Pre-tax (income) attributable to noncontrolling interest	120	(299)	—	(179)
Adjusted EBITDA (non-GAAP)	$101,890	$26,525	$(20,816)	$107,599
Adjusted EBITDA margin (Adjusted EBITDA divided by net revenues) (non-GAAP)	28.7%	10.8%	—	17.9%

The following table presents the reconciliation of Machine Clothing's Adjusted EBITDA Margin to Adjusted EBITDA Margin excluding the effect of changes in currency translation rates, a non-GAAP measure:

(in thousands, except percentages)	As reported, Q2 2026	(Decrease)/ increase due to changes in currency translation rates	Q2 2026 on same basis as Q2 2025 currency translation rates	As reported, Q2 2025
Machine Clothing Net revenues	$178,710	$2,137	$176,573	$180,926
Machine Clothing Adjusted EBITDA (non-GAAP)	50,039	(1,112)	51,151	52,198
Adjusted EBITDA Margin (Adjusted EBITDA divided by net revenues) (non-GAAP)	28.0%		29.0%	28.9%

Per share impact of the adjustments to earnings per share are as follows:

Three months ended June 30, 2026 (in thousands, except per share amounts)	Pre tax Amounts	Tax Effect	After tax Effect	Per share Effect
Restructuring costs and other	$7,973	$2,551	$5,422	$0.19
Foreign currency revaluation (gains)/losses	157	50	107	—
Strategic review and other transition expenses	868	278	590	0.02

Three months ended June 30, 2025 (in thousands, except per share amounts)	Pre tax Amounts	Tax Effect	After tax Effect	Per share Effect
Restructuring costs and other	$2,617	$845	$1,772	$0.06
Foreign currency revaluation (gains)/losses	8,937	2,887	6,050	0.20
Strategic review and other transition expenses	28	9	19	0.00

Six months ended June 30, 2026 (in thousands, except per share amounts)	Pre tax Amounts	Tax Effect	After tax Effect	Per share Effect
Restructuring costs and other	$11,138	$3,620	$7,518	$0.26
Foreign currency revaluation (gains)/losses	(2,587)	(841)	(1,746)	(0.06)
Strategic review and other transition expenses	3,143	1,021	2,122	0.07

Six months ended June 30, 2025 (in thousands, except per share amounts)	Pre tax Amounts	Tax Effect	After tax Effect	Per share Effect
Restructuring costs and other	$5,387	$1,740	$3,647	$0.12
Foreign currency revaluation (gains)/losses	13,523	4,368	9,155	0.30
Strategic review and other transition expenses	(190)	(61)	(129)	(0.01)

The following table provides a reconciliation of Earnings per share attributable to the Company shareholders - Diluted (GAAP) to Adjusted earnings per share attributable to the Company shareholders - Diluted (non-GAAP):

	Three months ended June 30,		Six months ended June 30,
Per share amounts (Diluted)	2026	2025	2026	2025
Earnings per share attributable to Company shareholders - Diluted (GAAP)	$0.61	$0.31	$1.14	$0.87
Adjustments, after tax:
Restructuring costs and other	0.19	0.06	0.26	0.12
Foreign currency revaluation (gains)/losses	—	0.20	(0.06)	0.30
Strategic review and other transition expenses	0.02	—	0.07	(0.01)
Adjusted earnings per share attributable to Company shareholders - Diluted (non-GAAP)	$0.82	$0.57	$1.41	$1.28

The calculations of net debt are as follows:

(in thousands)	June 30, 2026	December 31, 2025	June 30, 2025
Long-term debt	450,669	455,663	444,686
Total debt	450,669	455,663	444,686
Cash and cash equivalents	77,349	112,350	106,689
Net debt (non-GAAP)	$373,320	$343,313	$337,997

Free cash flow is defined as GAAP "Net cash provided by operating activities" in a period less "Purchases of property, plant and equipment" and "Purchased software" in the same period. Management believes free cash flow provides an important perspective on our ability to generate cash from our business operations and, as such, that it is an important financial measure for use in evaluating the Company's financial performance. Management uses free cash flow internally to assess overall liquidity. The following table illustrates the calculation of free cash flow:

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Net cash provided by operating activities	$(2,651)	$32,714	$2,992	$34,833
Purchases of property, plant and equipment	(11,880)	(13,929)	(21,170)	(29,526)
Purchased software	(12)	(1,005)	(12)	(1,005)
Free cash flow	$(14,543)	$17,780	$(18,190)	$4,302

About Albany International Corp.

Albany International is a leading developer and manufacturer of engineered components, using advanced materials processing and automation capabilities, with two core businesses.

• Machine Clothing is the world’s leading producer of custom-designed, consumable belts essential for the manufacture of paper, paperboard, tissue and towel, pulp, non-wovens and a variety of other industrial applications.
• Albany Engineered Composites is a growing designer and manufacturer of advanced materials-based engineered components for demanding aerospace applications, supporting both commercial and military platforms.
.
Albany International is headquartered in Portsmouth, New Hampshire, operates 25 facilities in 12 countries, employs approximately 5,700 people worldwide, and is listed on the New York Stock Exchange (Symbol AIN). Additional information about the Company and its products and services can be found at www.albint.com.

Non-GAAP Measures

This release, including the conference call commentary associated with this release, contains certain non-GAAP measures, that should not be considered in isolation or as a substitute for the related GAAP measures. Such non-GAAP measures include net revenues and percent change in net revenues, excluding the impact of currency translation effects; adjusted net revenues; Adjusted Gross profit/(loss); Adjusted Operating income/(loss);EBITDA, Adjusted EBITDA, and Adjusted EBITDA margin; Net debt; Net leverage ratio; Adjusted Net Income; and Adjusted Diluted earnings per share (or Adjusted EPS). Management believes that these non-GAAP measures provide additional useful information to investors regarding the Company’s operational performance.

Presenting Net revenues and change in Net revenues, after currency effects are excluded, provides management and investors insight into underlying revenues trends. Net revenues, or percent changes in net revenues, excluding currency rate effects, are calculated by converting amounts reported in local currencies into U.S. dollars at the exchange rate of a prior period. These current year revenues converted at prior year rates are then compared to the U.S. dollar amount as reported in the prior period.

EBITDA (calculated as net income excluding interest, income taxes, depreciation and amortization), Adjusted EBITDA, and Adjusted EPS are performance measures that relate to the Company’s continuing operations. The Company defines Adjusted EBITDA as EBITDA excluding costs or benefits that are not reflective of the Company’s ongoing or expected future operational performance. Such excluded costs or benefits do not consist of normal, recurring cash items necessary to generate revenues or operate our business. Adjusted EBITDA margin represents Adjusted EBITDA expressed as a percentage of net revenues.

Adjusted Net Income is a supplemental measure of our performance that is not required by, or presented in accordance with U.S. GAAP. The company defines Adjusted Net Income to exclude costs related to the review of strategic alternatives for its structures assembly business, which could include a potential sale of that portion of the business. Such excluded adjustments to profitability to future contracts do not consist of items that are considered normal or recurring in the course of continued business operations.

The Company defines Adjusted EPS as diluted earnings per share (GAAP), adjusted by the after tax per share amount of costs or benefits not reflective of the Company’s ongoing or expected future operational performance. The income tax effects are calculated using the applicable statutory income tax rate of the jurisdictions where such costs or benefits were incurred or the effective tax rate applicable to total company results.

The Company’s Adjusted EBITDA, Adjusted EBITDA margin, Adjusted Net Income, and Adjusted EPS may not be comparable to similarly titled measures of other companies.

Net debt aids investors in understanding the Company’s debt position if all available cash were applied to pay down indebtedness.

We encourage investors to review our financial statements and publicly-filed reports in their entirety and not to rely on any single financial measure.

Forward-Looking Statements

This press release may contain statements, estimates, guidance or projections that constitute “forward-looking statements” as defined under U.S. federal securities laws. Generally, the words “believe,” “expect,” “intend,” “estimate,” “anticipate,” “project,” “will,” “should,” “look for,” “guidance,” “guide,” and similar expressions identify forward-looking statements, which generally are not historical in nature. Because forward-looking statements are subject to certain risks and uncertainties (including, without limitation, those set forth in the Company’s most recent Annual Report on Form 10-K or Quarterly Report on Form 10-Q), actual results may differ materially from those expressed or implied by such forward-looking statements.

Forward-looking statements in this release or in the webcast include, without limitation, statements about macroeconomic conditions, including inflationary cost pressures, as well as global events, which include but are not limited to geopolitical events; paper-industry trends and conditions during 2026 and in future years; expectations in 2026 and in future periods of revenues, Adjusted Net Revenues, EBITDA, Adjusted EBITDA (both in dollars and as a percentage of net revenues), Adjusted Net Income, Adjusted EPS, income, gross profit, gross margin, cash flows and other financial items in each of the

Company’s businesses, and for the Company as a whole; the timing and impact of production and development programs in the Company’s AEC business segment and the revenues growth potential of key AEC programs, as well as AEC as a whole; the amount and timing of capital expenditures, future tax rates and cash paid for taxes, depreciation and amortization; future debt and net debt levels and debt covenant ratios; and changes in currency rates and their impact on future revaluation gains and losses. Furthermore, a change in any one or more of the foregoing factors could have a material effect on the Company’s financial results in any period. Such statements are based on current expectations, and the Company undertakes no obligation to publicly update or revise any forward-looking statements.

Statements expressing management’s assessments of the growth potential of its businesses, or referring to earlier assessments of such potential, are not intended as forecasts of actual future growth, and should not be relied on as such. While management believes such assessments to have a reasonable basis, such assessments are, by their nature, inherently uncertain. This release and earlier releases set forth a number of assumptions regarding these assessments, including historical results, independent forecasts regarding the markets in which these businesses operate, and the timing and magnitude of orders for our customers’ products. Historical growth rates are no guarantee of future growth, and such independent forecasts and assumptions could prove materially incorrect in some cases.

Investor Contact
Karen Blomquist
Director, Investor Relations
Tel +1 603.330.2461
EMAIL Karen.Blomquist@albint.com

Media Contact
Sheri Tripp
Senior Manager, Corporate Communications and Marketing
Tel +1 603.330.8317 EMAIL Sheri.Tripp@albint.com